EXHIBIT  99.9

BIRNER DENTAL MANAGEMENT SERVICES, INC.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
September 14, 2006

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                        DECLARES $.13 QUARTERLY DIVIDEND

DENVER, COLORADO, September 14, 2006 BIRNER DENTAL MANAGEMENT SERVICES, INC. (NASDAQ CAPITAL MARKET: BDMS), operators of PERFECT TEETH dental practices announced its regular quarterly dividend. The Company's board of directors has declared a quarterly cash dividend of 13 cents per share of common stock. The dividend is payable October 13, 2006, to shareholders of record September 29, 2006. Shareholders who participate in the Company's recently announced Tender Offer will receive this quarterly dividend as the dividend record date and the Tender Offer expiration date are both September 29, 2006.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently the Company manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For  Further  Information  Contact:
Birner  Dental  Management  Services,  Inc.
Dennis  Genty
Chief  Financial  Officer
(303) 691-0680